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                                                                  EXHIBIT 99.03


                      [Warburg Dillon Read LLC Letterhead]


                       CONSENT OF WARBURG DILLON READ LLC

         We hereby consent to the use of our opinion letter dated April 6, 2000 to the Board of Directors of Meritor Automotive, Inc. in the joint proxy statement-prospectus constituting a part of this Registration Statement on Form S-4 of ArvinMeritor, Inc., and to the references to our firm in such joint proxy statement-prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                   WARBURG DILLON READ LLC


/s/ Kevin C. Knight                                       /s/ Richard G. Bingman
-------------------                                       ----------------------
Kevin C. Knight                                           Richard G. Bingman


New York, New York
May 5, 2000